Exhibit 10.20

THIS CANCELLATION AGREEMENT made as of the 2nd day of February, 2004

BETWEEN:

CHINA VENTURES INC., a company duly incorporated under

the laws of British Columbia, having an office at Suite 1118

Cathedral Place, 925 West Georgia Street, Vancouver, British

Columbia, V6C 3L2

(the "Company")

AND:

CAVALCANTI HUME FUNFER INC., formerly Hume, Kieran

Inc., a company having an office at 900 -805 8th A venue SW,

Calgary, Alberta T2P IH7

(the "Optionee")

WHEREAS the Optionee entered into an option agreement with the Company dated as of January 14, 2003 (the "Option Agreement"), amended by an Amendment to Stock Option Agreement dated as of January 22, 2003, pursuant to which the Company granted to the Optionee an option to purchase an aggregate of 1,537,000 common shares of the Company at an exercise price as follows:

(a)

512,000 common shares at $0.13 per common share;

(b)

512,000 common shares at $0.18 per common share; and

(c)

513,000 common shares at $0.24 per common share;

AND WHEREAS all of the 1,537,000 options granted to the Optionee pursuant to the Option Agreement have vested in accordance with the terms of the said Option Agreement;

AND WHEREAS the parties now wish to enter into this Agreement to evidence their verbal agreement on November 3, 2003 to cancel the 512,000 options exercisable at a price of $0.13 per common share and the 513,000 options exercisable at a price of $0.24 per common share granted to the Optionee under the said Option Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) now paid by the Company to the Optionee, the parties hereto agree as follows:

1.

Of the 1,537,000 options granted to the Optionee pursuant to the Option Agreement, 512,000 options to purchase 512,000 common shares of the Company at an exercise price of $0.13 per common share and 513,000 options to purchase 513,000 common shares of the Company at an exercise price of $0.24 per common share (collectively, the "Optioned Shares") are hereby cancelled and of no further force or effect;

2.

The Optionee has no right, title or interest in or to the Optioned Shares or any rights to the Optioned Shares under the said Option Agreement; and

3.

This Agreement may be signed in separate counterparts and delivered by facsimile.

IN WITNESS WHEREOF the parties hereto have executed this Cancellation Agreement on the day and year first above written.

CHINA VENTURES INC.

Per: ___________________________

(Authorized Signatory)

CAVALCANTI HUME FUNFER INC.

Per: ___________________________

(Authorized Signatory)